REMARKETING AGENCY AGREEMENT

REMARKETING AGENCY AGREEMENT, dated as of April 15, 2008, (this “Agreement”) by and among SLM Student Loan Trust 2005-7 (the “Trust”), Sallie Mae, Inc., as administrator (the “Administrator”), Banc of America Securities LLC and Deutsche Bank Securities Inc. (each, a “Lead Remarketing Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Co-Remarketing Agent” and, collectively with the Lead Remarketing Agents, the “Remarketing Agents”).  The Remarketing Agents, in consultation with the Administrator, hereby establish the terms for the Class A-3 Reset Rate Notes (the “Notes”) described below with respect to the “Reset Date” on April 25, 2008, in accordance with the terms hereof and of the Remarketing Agreement, dated as of August 11, 2005, among the Trust, the Administrator and the Lead Remarketing Agents (the “Lead Remarketing Agreement”), and the Remarketing Agreement, dated as of April 2, 2008, among the Trust, the Administrator and the Co-Remarketing Agent (the “Co-Remarketing Agreement” and together with the Lead Remarketing Agreement, the “Remarketing Agreements”), the terms of which are hereby incorporated by reference and made a part hereof.  Pursuant to Section 2 of the Co-Remarketing Agreement, the Co-Remarketing Agent was appointed a Remarketing Agent for the Notes, and the Lead Remarketing Agents hereby consent to such appointment.

The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the validly tendered Notes at a price equal to 100% of the aggregate principal amount so tendered.  There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a remarketing.  The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price.  The option of the Remarketing Agents to purchase tendered Notes from the tendering Noteholders will be subject, without limitation, to the conditions set forth in Section 8 of the Remarketing Agreements.

Each Remarketing Agent represents and agrees that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The parties hereto agree that the term “Remarketing Prospectus” as it is used in each of the Remarketing Agreements refers to any “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended, provided to the Remarketing Agents by the Trust for use in connection with the remarketing of the Notes, including for the avoidance of doubt, the Preliminary Remarketing Free-Writing Prospectus for the Notes, dated April 3, 2008.

All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreements.

CERTAIN TERMS OF THE NOTES

Trust:	SLM Student Loan Trust 2005-7
Lead Remarketing Agents and Addresses:	Banc of America Securities LLC Mail Code: NY1-301-02-01 9 West 57th Street New York, New York 10019
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Co-Remarketing Agent and Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters 4 World Financial Center New York, New York 10080
Title of Notes:	Class A-3 Reset Rate Notes
Title of Indenture:	Indenture dated as of August 1, 2005, as amended or supplemented from time to time by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee
Eligible Lender Trustee:	The Bank of New York Trust Company N.A., as successor eligible lender trustee to Chase Bank USA, National Association
Indenture Trustee:	Deutsche Bank Trust Company Americas
Current Ratings:
Moody’s Investors Service, Inc.:	Aaa
Standard & Poor’s Ratings Services:	AAA
Fitch Ratings:	AAA
Expected weighted average life of the Notes at 100% CLR:	5.5 years (based on assumptions in the Preliminary Remarketing Prospectus Supplement)
Remarketing Terms Determination Date:	April 15, 2008
Hold Notice Date:	April 17, 2008
Spread Determination Date:	April 22, 2008
Reset Date:	April 25, 2008
Reset Period and next succeeding Reset Date:	Absent a failed remarketing or an exercise of the related call option on or before the April 25, 2008 Reset Date, there will be no subsequent reset dates
Interest Rate Mode:
[x] Floating Rate Mode:
Index:	Three-Month LIBOR
Interval between Interest Rate Change Dates:	Quarterly – from each Distribution Date through the day before the next Distribution Date
Interest Rate Determination Date(s):	Second New York and London Business Day before Distribution Date
[ ] Fixed Rate Mode:	N/A
Fixed Rate Pricing Benchmark:	N/A
Swap Agreement(s):	[ ] Yes [x] No
Spread:	TBD
Eligible Swap Counterparties from which Bids will be Solicited:	N/A
All Hold Rate (Spread for floating or fixed rate, as applicable):	Three-Month LIBOR plus 1.20%
Day-count Basis:	Actual/360
Distribution Dates:	25th of each January, April, July and October (subject to next business day convention)
Remarketing Fee (expressed as a percentage of the outstanding principal amount of the Notes, plus the additional fee payable by SLM Corporation, payable except in the case of a Failed Remarketing):	0.225%
Wiring Instructions:	To be furnished by Banc of America Securities LLC
Other:

The Class A-3 Reset Rate Notes will be remarketed using a preliminary remarketing free-writing prospectus, as superseded by a preliminary remarketing prospectus supplement, both as furnished by the Administrator.

The foregoing terms are hereby confirmed and agreed to as of this 15th day of April, 2008.

SLM STUDENT LOAN TRUST 2005-7
By: THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as Eligible Lender Trustee
By: /S/ MICHAEL G. RUPPEL Name: Michael G. Ruppel Title: Vice President
SALLIE MAE, INC., as Administrator
By: /S/ MARK W. DALY Authorized Signatory
BANC OF AMERICA SECURITIES LLC
By: /S/ M. T. BROWN Authorized Signatory
DEUTSCHE BANK SECURITIES INC.
By: /S/ PAUL VAMBUTAS Authorized Signatory By: /S/ MARIA CONSUELO BATE Authorized Signatory
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By: /S/ COLIN BENNETT Authorized Signatory